UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2014

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

      _______Delaware_____                                             ___0-30291__                                 __03-0453686_

     (State or other jurisdiction                                              (Commission                                     (IRS Employer

             of incorporation)                                                     File Number)                                 Identification No.)

   ____________________710 North Post Oak Road, Houston, Texas___________  __________77024__

                                                       (Address of principal executive offices)                                               (Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article IV of HII Technologies, Inc.’s (the “Company”) Certificate of Incorporation, as amended, authorizes the Company to issue 10,000,000 shares of preferred stock, $0.001 par value per share, issuable from time to time in or more series (“Preferred Stock”). On June 11, 2014, the Company filed with the Delaware Secretary of State a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) which sets forth the rights, preferences and privileges of the Series A Convertible Preferred Stock (the “Series A Preferred”).  Three thousand (3,000) shares of Series A Preferred with a stated value of $1,000 per share were authorized under the Series A Certificate of Designation

Pursuant to the terms of the Series A Certificate of Designation, each share of Series A Preferred: (i)  is entitled to receive cumulative cash dividends at an annual rate of 10% out of any funds and assets of the Company legally available therefor, prior and in preference to any declaration or payment of any dividend payable on the Common Stock, payable quarterly; (ii) is convertible into a number of shares of Common Stock equal to the quotient of $1,000 divided by the conversion price then in effect, which is initially $0.70; (iii) votes generally with the Common Stock on an as-converted basis on all matters, other than those matters on which the Series A Preferred is entitled to vote as a separate class by law or as set forth in the Series A Certificate of Designation; (iv) is senior to the Common Stock upon a liquidation of the Company; (v) is automatically converted into Common Stock at the then applicable conversion price: (A) (1) if the underlying conversion shares are registered or such conversion shares are eligible for resale under Rule 144 under the Securities Act of 1933 and (2) Company’s stock price is at least $1.60 for 40 trading days during a 60 trading day period with average daily volume of at least 50,000 shares during those 40 trading days; (B) upon the written consent of the holders of 50% of the Series A Preferred, or, (C) on June 30, 2017; and (vi) is entitled to anti-dilution adjustments in the event of a dividend, stock split, reclassification, reorganization, consolidation or merger.

The foregoing summary of the Series A Certificate of Designation is not complete and is qualified in its entirety by reference to the Series A Certificate of Designation, a copy of which was filed as Exhibit 3.1 to Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)

The Company held its annual meeting of shareholders on June 16, 2014. Each matter voted upon at the meeting and the results of the voting on each such matter are presented in (b) below.

(b)

Proposal 1 – Election of Five Directors.

Director	Votes For	Votes Withheld	Broker Non-Votes
Matthew C. Flemming	23,772,754	213,940	14,352,767
Kenton Chickering III	23,772,769	213,925	14,352,767
Leo B. Womack	23,799,569	187,125	14,352,767
Brent Mulliniks	23,772,769	213,925	14,352,767
Thomas Alex Newton	23,799,569	187,125	14,352,767

Messrs. Flemming, Chickering, Womack, Mulliniks and Newton were elected as directors.

Proposal 2 – Ratification of the appointment of MaloneBailey LLP, as the independent registered public accounting firm for 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,292,627	44,784	2,050	0

The appointment of MaloneBailey LLP was ratified.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

3.1

Certificate of Designation—Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  June 17, 2014

By:

/s/ Matthew C. Flemming

Matthew C. Flemming, President

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